EXHIBIT 99.1

FrontView REIT Schedules Third Quarter Earnings Release and Conference Call and Announces Participation at Nareit’s REITworld Conference

10/23/2024

DALLAS, Texas – FrontView REIT, Inc. (the “Company” or “FrontView”) (NYSE: FVR) today announced that it will release its financial and operating results for the quarter ended September 30, 2024, after the market closes on Wednesday, November 13, 2024. The Company will host its earnings conference call and audio webcast on Thursday, November 14, 2024, at 10:00 a.m. Central Time.

To access the live webcast, which will be available in listen-only mode, please visit: https://events.q4inc.com/attendee/923202999. If you prefer to listen via phone, U.S. participants may dial: 1-800-343-4849 (toll free) or 203-518-9814 (local), conference ID “REIT”. International participants may dial: 203-518-9814 (local), conference ID “REIT”.

Additionally, the Company announced that FrontView’s Co-CEO, Stephen Preston, Co-CEO, Randall Starr, CFO, Tim Dieffenbacher, and COO, Drew Ireland, will be participating in the Nareit REITworld conference in Las Vegas, NV, on Tuesday, November 19, 2024 and Wednesday, November 20, 2024. Investors wishing to meet with the Company during the conference are encouraged to reach out to media@frontviewreit.com to schedule a meeting.

About FrontView

FrontView is an internally-managed net-lease REIT that acquires, owns and manages primarily outparcel properties that are net leased on a long-term basis to a diversified group of tenants. The Company is differentiated by a “real estate first” investment approach focused on outparcel properties that are in prominent locations with direct frontage on high-traffic roads that are highly visible to consumers. FrontView owns a well-diversified portfolio of 278 outparcel properties with direct frontage across 31 U.S. states as of June 30, 2024. Its tenants include service-oriented businesses, such as restaurants, cellular stores, financial institutions, automotive stores and dealers, medical and dental providers, pharmacies, convenience and gas stores, car washes, home improvement stores, grocery stores, professional services as well as general retail tenants.

Investor Relations Contact

media@frontviewreit.com

Source: FrontView REIT, Inc.